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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EarthShell Corporation on Form S-3 of our report dated March 15, 2000, appearing in the Annual Report on Form 10-K of EarthShell Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Baltimore, Maryland
March 27, 2000